UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2012

MEDIANET GROUP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-49801	13-4067623

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Town Center Circle, Suite 601

Boca Raton, FL 33486
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (561) 417-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 16, 2012, Mark Mroczkowski, the Chief Financial Officer of MediaNet Group Technologies, Inc. ("MEDG"), adopted a pre-arranged trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Rule 10b5-1 Plan"). During the term of the Rule 10b5-1 Plan, Mr. Mroczkowski may sell up to 1,250,000 shares of MEDG's common stock, with such sales subject to a limited percentage of daily trading volume. Sales of stock under Mr. Mroczkowski’s 10b5-1 Plan may commence on March 16, 2012 and may continue until the Rule 10b5-1 Plan expires on the earlier to occur of (i) the date on which Mr. Mroczkowski sells all of the shares covered by the plan or (ii) March 15, 2013. Mr. Mroczkowski currently holds stock options to purchase an aggregate of 1,500,000 shares of MEDG common stock.

Mr. Mroczkowski entered into the Rule 10b5-1 Plan as part of his personal long-term investment strategy for asset diversification and liquidity and he will have no control over the timing of the sales of shares under the Rule 10b5-1 Plan.

The Rule 10b5-1 Plan is intended to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934, as amended, and MEDG 's insider trading policy. Under Rule 10b5-1, directors, officers and other employees who are not in possession of material non-public information may adopt a pre-arranged plan or contract for the sale of MEDG 's securities under specified conditions and at specified times. The stock transactions under the Rule 10b5-1 Plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission. MEDG undertakes no obligation to report on Form 8-K any Rule 10b5-1 plans that may be adopted by any of its other officers and directors or to report on Form 8-K any modifications or termination of any publicly announced trading plans, except to the extent required by law.

10b5-1 Individual Stock Sale Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibits

Number	Description
10.1	10b5-1 Individual Stock Sale Plan dated March 16, 2012, between Merrimac Corporate Securities, Inc. and Mark Mroczkowski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaNet Group Technologies, Inc.
(Registrant)

Date: March 16, 2012
	By:	/s/ Michael Hansen
Michael Hansen
Chief Executive Officer